PROSPECTUS and                  PRICING SUPPLEMENT NO. 6
PROSPECTUS SUPPLEMENT, each     Dated 22 August 2006
Dated 14 October 2005           Commission File No.: 333-128071
CUSIP: 24422EQC6                Filed pursuant to Rule 424(b)(3)

                       U.S. $7,020,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              25 August 2006

Maturity Date:                    15 July 2008

Principal Amount:                 $400,000,000

Interest Rate Basis:              USD-LIBOR-Telerate
                                  (Moneyline Telerate Page 3750)

Index Maturity:                   3 Month, except first
                                  setting which will be
                                  based on interpolated LIBOR
                                  between 1 and 2 Months

Interpolation:                    Straight-Line

Spread:                           Plus 5 Basis Points

Initial Interest
Determination Date:               23 August 2006

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 15th
                                  (or next Business Day)
                                  of Oct, Jan, Apr and
                                  Jul beginning October 15, 2006

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 15th
                                  (or next Business Day)
                                  of Oct, Jan, Apr and
                                  Jul, commencing on 15 October
                                  2006

Regular Record Dates:             Close of business on the 15th
                                  calendar day (whether or not
                                  a Business Day) preceding the
                                  related Interest Payment Date

Redemption Provisions:            None

Denominations:                    $1,000

Plan of Distribution:             Name         Principal Amount
                                                    Of Notes
                                  Citigroup Global Markets
                                   Inc.            $150,000,000
                                  HSBC Securities (USA)
                                   Inc.             150,000,000
                                  BNY Capital Markets,
                                   Inc.              25,000,000
                                  Loop Capital Markets
                                   LLC               25,000,000
                                  Piper Jaffray &
                                   Co                25,000,000
                                  RBC Capital Markets
                                   Corporation       25,000,000
                                  Total            $400,000,000

                                  The above Agents have
                                  severally agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their names as principal,
                                  at a price of 99.80% for
                                  resale at par.

Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
BNY Capital Markets, Inc.
Loop Capital Markets LLC
Piper Jaffray & Co
RBC Capital Markets Corporation

Citigroup Global Markets Inc. and HSBC
Securities (USA) Inc. are
acting as Joint Book-Running
Managers.